Exhibit 10.3

Intercreditor Agreement

September 11, 2009

Wisconsin Department of Commerce
Bureau of Business Finance
201 West Washington Avenue
P.O. Box 7970
Madison, Wisconsin  53707
Attn: Contract #GEDL FY09-19444

Re:           Telkonet, Inc. (“Client”)

Dear Sirs:

Thermo Credit, LLC (“Thermo Credit”) and the above-referenced Client have entered into a Factoring Agreement dated as of January 28, 2008 (as amended and in effect, and together with all other documents, instruments and agreements executed in connection therewith, the “Factoring Agreement”).  The Client’s obligations under the Factoring Agreement (the “Factoring Obligations”) are secured by a security interest (the “Factoring Lien”) in all Receivables and Accounts of the Client, whether now owned or hereafter acquired, consisting of “Purchased Receivables” and “Records” (as defined in the Factoring Agreement) relating to the same, and proceeds and payments related to the same and all deposit accounts set up under or pursuant to the Factoring Agreement to receive such proceeds or payments (the “TCL Collateral”).

YA Global Investments, L.P. (“YA Global”) and the Client have entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which YA Global has purchased certain secured convertible debentures in the original principal amount of $3,500,000 (the “Debentures”).  In connection with the Securities Purchase Agreement, YA Global has been granted a security interest (the “YA Global Liens”) in all business assets of the Client (the “YA Global Collateral”), pursuant to and as set forth in that certain Security Agreement between YA Global and the Client dated May 30, 2008 (the “YA Global Security Agreement”) and that such collateral includes Thermo Inventory Collateral (as defined below) and the TCL Collateral.  As amended and in effect, the Securities Purchase Agreement, the Debentures, the Security Agreement, and all other documents, agreements, and instruments executed in connection therewith are collectively referred to herein as the “YA Global Documents” and all current and future obligations and liabilities of any kind of the Client to YA Global are referred to herein collectively as the “YA Global Obligations”.

In connection with the foregoing, YA Global and Thermo Credit have entered into that certain Intercreditor Agreement dated May 30, 2008 (the “May 30 Agreement”), pursuant to which any lien or security interest that YA Global may have in the TCL Collateral shall be subordinate to Thermo Credit’s lien and security interest in the TCL Collateral upon the terms set forth in the May 30 Agreement.

Thermo Credit and the Client have entered into a Line of Credit Agreement dated as of September 9, 2008 (the “Line of Credit Agreement”) in an amount of up to ONE MILLION AND NO/100 Dollars ($1,000,000.00) (the “Thermo Line of Credit”).  The Client’s obligations under the Line of Credit Agreement (the “LOC Obligations”, and together with the Factoring Obligations, the “TCL Obligations”) are secured by a security interest (the “LOC Lien”, and together with the Factoring Lien, the “TCL Liens”) in favor of Thermo Credit in inventory of the Client, as more fully defined in the Security Agreement between Thermo Credit and the Client dated as of September 9, 2008 (the “Thermo Security Agreement”).  In connection with such Line of Credit Agreement, YA Global, Thermo Credit and the Client have entered into that certain Tri-Party Agreement dated as of September 9, 2008 (the “Tri-Party Agreement”) pursuant to which the parties agreed that (i) Thermo Credit would have a first priority security interest in inventory of the Client with a value of Two Million Dollars ($2,000,000), as reported in the books and records and financial statements of the Client maintained in conformity with generally accepted accounting principles (the “Thermo Inventory Collateral”) and (ii) YA Global acknowledged that, to the extent set forth therein, its security interest in Thermo Inventory Collateral became, effective with the execution of the Tri-Party Agreement, junior to Thermo Credit’s first priority security interest in Thermo Inventory Collateral.

Thermo Credit and YA Global have been advised by the Department of Commerce of the State of Wisconsin (“Wisconsin”) that Wisconsin will be providing financing to the Client pursuant to a line of credit agreement of even date herewith (the “Wisconsin Financing”) with the Client in the maximum principal amount of THREE HUNDRED THOUSAND AND NO/100 Dollars ($300,000.00) (the “Wisconsin Line of Credit”), which is to be secured by a subordinate security interest in favor of Wisconsin on all of the Client’s business assets (the “Wisconsin Lien”) as more fully defined in the Security Agreement between Wisconsin and the Client of even date herewith and that such security interest includes the TCL Collateral, the Thermo Inventory Collateral, and the YA Global Collateral.

The parties hereby execute this Intercreditor Agreement (“Agreement”) to set forth their respective rights and obligations and affirm the following:

1.	YA Global hereby consents to the Wisconsin Financing, but only upon the terms and conditions set forth herein.

2.
Thermo Credit waives any limitation under the Factoring Agreement, the Line of Credit Agreement or the Thermo Security Agreement on the incurrence of indebtedness by the Client to obtain additional financing under the Wisconsin Financing.

3.
Wisconsin acknowledges the validity of (a) the YA Global Obligations, the YA Global Liens, the TCL Obligations, and the TCL Liens, and (b) the YA Global Documents, the TCL Documents, the May 30 Agreement and the Tri-Party Agreement (collectively the “Financing Agreements”). This acknowledgement is not intended to and shall not otherwise modify the rights and remedies of the parties hereto under this Agreement or any of the Financing Agreements.

4.
In the event any goods are returned to the Client, if such goods are returned with respect to an account receivable or inventory of the Client that is part of Thermo Inventory Collateral, then such goods shall be a part of Thermo Inventory Collateral or the TCL Collateral, as applicable.  In the event any such goods are returned with respect to the YA Global Collateral such goods shall be considered a part of YA Global Collateral.

5.
So long as the Financing Agreements, or any of them, remain in full force and effect and so long as any amounts shall remain due and outstanding from the Client to YA Global or Thermo Credit, Wisconsin agrees not to (a) take any action to foreclose, repossess, marshall, control or exercise any remedies with respect to the Client or its assets, (b) not to join in any petition for bankruptcy or assignment for the benefit of creditors agreement affecting the Client or any of its assets, or (c) take any other action with respect to the Client or its assets.

6.
Notwithstanding the order of filing of UCC-1 Financing Statements by each of Thermo Credit, YA Global and Wisconsin with respect to the Client, so long as the Financing Agreements, or any of them, remain in full force and effect and so long as any amounts shall remain due and outstanding from the Client to YA Global or Thermo Credit, Wisconsin agrees that any lien or security interest it may have in any of the TCL Collateral, YA Global Collateral or Thermo Inventory Collateral shall be subordinate to the liens and security interests therein held by either of Thermo Credit or YA Global.

7.	Any proceeds of insurance on the assets of Client shall be allocated among the parties based upon the priorities set forth in Section 11(a) herein.

8.
Unless Thermo Credit and YA Global have already been repaid in full, (a) Wisconsin agrees that in the event that it receives any of the TCL Collateral, Thermo Inventory Collateral, YA Global Collateral or the proceeds thereof, Wisconsin will immediately remit the same, with appropriate endorsements, to Thermo Credit and/or YA Global, as applicable, in accordance with the priorities set forth in Section 11(a) herein.

9.
Each of Thermo Credit, YA Global and Wisconsin represent and warrant to the other that they have received no other instruction with respect to payment of sums due to the Client and are aware of no other assignment of such sums.  Each of the parties acknowledge and agree that any such instruction other than from the other party shall be ineffective and shall be disregarded.

10.
In the event of a default by the Client with respect to the any of the agreements reflected herein, the party becoming aware of such default shall provide the other parties with notice at the same time as sent to Client.  From and after the occurrence of, and during the continuance of, any event of default under the Financing Agreements, Wisconsin agrees that it shall not accept, and the Client agrees that it will not make, any payments under the Wisconsin Line of Credit.

11.	In the event of a liquidation of the assets of the Client by either Thermo Credit or YA Global, the parties hereto agree as follows:

(a)	The proceeds of any such liquidation shall be distributed as follows:

(i)	The proceeds of the liquidation of inventory shall be distributed as follows:

(A)          FIRST, to Thermo Credit up to the lesser of (x) the amount of the total outstanding LOC Obligations (not to exceed $1,000,000.00 in principal), and (y) the amount of the proceeds generated from the liquidation of the Thermo Inventory Collateral (i.e., inventory with an aggregate value of Two Million Dollars ($2,000,000), as reported in the books and records and financial statements of the Client maintained in conformity with generally accepted accounting principles);

(B)           SECOND, to YA Global to be applied in reduction of the YA Global Obligations until YA Global has been paid in full;

(C)           THIRD, to Thermo Credit to be applied in reduction of the TCL Obligations until paid in full; and

(D)           FOURTH, to Wisconsin to be applied in reduction of the amounts due under the Wisconsin Line of Credit until paid in full.

(ii)            The proceeds of the liquidation or collection of the TCL Collateral, shall be distributed as follows:

(A)           FIRST, to Thermo Credit up to the amount of the total outstanding Factoring Obligations (not to exceed $2,500,000.00);

(B)           SECOND, to YA Global to be applied in reduction of the YA Global Obligations until YA Global has been paid in full;

(C)           THIRD, to Thermo Credit to be applied in reduction of the TCL Obligations until paid in full; and

(D)           FOURTH, to Wisconsin to be applied in reduction of the amounts due under the Wisconsin Line of Credit until paid in full.

(iii)           The proceeds of the liquidation or collection of YA Global Collateral, other than Thermo Inventory Collateral or TCL Collateral, shall be distributed as follows:

(A)          FIRST, to YA Global to be applied in reduction of the YA Global Obligations until YA Global has been paid in full;

(B)           SECOND, to Thermo Credit to be applied in reduction of the TCL Obligations until paid in full; and

(C)          THIRD, to Wisconsin to be applied in reduction of the amounts due under the Wisconsin Line of Credit until paid in full.

(b)
Unless and until the repayment in full of the TCL Obligations, Thermo Credit shall have the right to control the liquidation of the Thermo Inventory Collateral and the TCL Collateral, including, without limitation, the determination of which inventory to liquidate first, the order of any such liquidation, and the method and manner of the same.  From and after the repayment of the TCL Obligations, YA Global shall have the right to control such liquidation until the YA Global Obligations are repaid in full, at which point Wisconsin shall have the right to control such liquidation.

(c)
Unless and until the repayment in full of the YA Global Obligations, YA Global shall have the right to control the liquidation of the YA Global Collateral (other than the Thermo Inventory Collateral and the TCL Collateral) including, without limitation, the determination of which assets to liquidate first, the order of any such liquidation, and the method and manner of the same. From and after the repayment of the YA Global Obligations, Thermo Credit shall have the right to control such liquidation until the TCL Obligations are repaid in full, at which point Wisconsin shall have the right to control such liquidation.

(d)           Wisconsin hereby agrees that a party conducting a liquidation pursuant to Section 11(a) or otherwise exercising rights as a secured creditor seeking to collect or realize upon a security interest, mortgage, or lien granted by the Client to such party shall have the authority and permission of Wisconsin to release, discharge, or dissolve the Wisconsin Lien as follows:

(i)           Thermo Credit shall have the right and ability to release, discharge, or dissolve the Wisconsin Lien on the Thermo Inventory Collateral and TCL Collateral.

(ii)            YA Global shall have the right and ability to release, discharge, or dissolve the Wisconsin Lien on the YA Global Collateral.

12.
Nothing herein shall affect the provisions of the Financing Agreements except as specifically set forth herein.  Wisconsin shall be free to modify the provisions of its agreements with the Client provided that no such modifications shall (a) increase the maximum principal amount of the Wisconsin Line of Credit beyond $300,000.00, (ii) accelerate the amortization, or the maturity date, of the Wisconsin Line of Credit, or (iii) limit or otherwise affect the obligations specifically set forth herein.  Thermo Credit and YA Global shall be free to modify the provisions of their respective agreements with the Client (subject, however, as between Thermo Credit and YA Global, to the provisions of the May 30 Agreement or the Tri-Party Agreement) provided that no such modifications shall limit or otherwise affect the obligations specifically set forth herein.

13.
The agreement set forth in this letter, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Wisconsin.  The parties herein waive trial by jury and agree that in the event that litigation results from or arises out of this agreement or the performance hereof, the parties agree that the prevailing party’s reasonable attorney’s fees, court costs and all other expenses resulting from or connected with such litigation, whether or not taxable by the court as costs, shall be paid by the non-prevailing party(ies) (provided, however, that nothing herein shall be construed to require a party not directly involved in such dispute to pay such fees and costs), in addition to any other relief to which the prevailing party may be entitled.

14.
This Agreement is an irrevocable and continuing agreement and Thermo Credit, YA Global and Wisconsin may continue to rely upon the same in providing financing and other financial accommodations to or for the benefit of the Client.  In connection therewith, Wisconsin may not increase its maximum commitment to the Client under the Wisconsin Line of Credit beyond the original maximum principal amount of $300,000 without the prior written consent of both YA Global and Thermo Credit.

15.
This Agreement shall terminate (a) upon full and final payment of all amounts owing to Wisconsin by the Client and (b) termination of the Wisconsin Line of Credit and of all obligations and commitments of Wisconsin to provide financing to the Client with subsequent release of all liens held thereto.    The termination of this Agreement shall have no effect on the Financing Agreements, which Financing Agreements shall continue in full force and effect upon the terms set forth therein as if this Agreement had never been executed unless and until terminated in accordance with their own terms.

If the foregoing correctly sets forth our understanding, please indicate your assent below. This letter agreement is executed as a sealed instrument as of the date first set forth above.  Thank you for your assistance in this regard.

YA GLOBAL INVESTMENTS, L.P. By: /s/ Troy Rillo Name: Troy Rillo Title: Senior Managing Director THERMO CREDIT, LLC By: /s/ Jack V. Eumont Name: Jack V. Eumont Its: Executive Vice President

ACCEPTED AND AGREED:

TELKONET, INC.

By: /s/ Richard J. Leimbach
Name: Richard J. Leimbach
Its: Chief Financial Officer

WISCONSIN DEPARTMENT OF COMMERCE

By: /s/ Mary Gage
Name: Mary Gage
Its: Bureau Director

[Signature Page to Intercreditor Agreement]